FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0625902014-3
FVAguilar	Filing Number 20255188515
Secretary of State State Of Nevada	Filed On 09/23/2025 08:35:38 AM
	Number of Pages 3

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

AMERICAN REBEL HOLDINGS, INC

Entity or Nevada Business Identification Number (NVID) : **NV20141763365**

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **93.3%**

Or ☐ No action by stockholders are required

☐ Officer"s Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 10/03/2025 Time: 12:00 AM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☑ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available)

Articles Added: Article VI – Capital Stock shall be amended to add the following section: Section 9. Fifth Reverse Stock Split. Effective, October 3, 2025, upon the filing of this Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada (the "Fifth Effective Time"), the shares of the Corporation's Common Stock issued and outstanding immediately prior to the Fifth Effective Time (the "Fifth Old Common Stock"), will be automatically reclassified as and combined into shares of Common Stock (the "Fifth New Common Stock") such that each twenty (20) shares of Fifth Old Common Stock shall be reclassified as and combined into one share of Fifth New Common Stock. Notwithstanding the previous sentence, no fractional shares of Fifth New Common Stock shall be issued to the holders of record of Fifth Old Common Stock in connection with the foregoing reclassification of shares of Fifth Old Common Stock. Stockholders who, immediately prior to the Fifth Effective Time, own a number of shares of Fifth Old Common Stock, which is not evenly divisible by 20 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of Fifth New Common Stock. Each stock certificate that, immediately prior to the Fifth Effective Time represented shares of Fifth Old Common Stock shall, from and after the Fifth Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Fifth New Common Stock into which the shares of Fifth Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Fifth Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Fifth New Common Stock into which the shares of Fifth Old Common Stock represented by such certificate shall have been reclassified as set forth above. In conjunction with the Fifth Reverse Stock Split, no stockholder holding at least a round lot (100 shares) prior to the Fifth Reverse Stock Split shall have less than one round lot (100 shares) after the Fifth Reverse Stock Split.

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

(attach additional page(s) if necessary)

6. Signature: (Required)	X **Charles A. Ross, Jr.** — Signature of Officer, Incorporator or Authorized Signer; **Officer** — Title
	*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)